Evers &
Hendrickson, LLP
Lawyers and Counselors At Law
------------------------------------


                  May 1, 1998

                                                                William D. Evers
                                                              Jay P. Hendrickson
                                                                Paul E. Manasian
                                                         Philip J. Nicholsen, PC
                                                                   ---------
                                                           Rafael Aguirre-Sacasa
                                                                Kevin F. Barrett
                                                             Kenneth A. Brunetti
                                                               Antoine M. Devine
                                                              Darcy M. Pertcheck
                                                                   ---------
                                                                  Of Counsel
                                                             Frederick K. Koenen

                                                            Phone (415) 352-0694
                                                              Fax (415) 391-4292
James McGreen
President and Director
ZAP Power Systems
117 Morris Street
Sebastopol, California 95472

Dear Mr. McGreen:

         This law firm consents to the incorporation of its name and its opinion letter re the legality of the securities being cleared for registration with the Securities and Exchange Commission pursuant to filing of the Form SB-2 Registration Statement (Post-effective Amendment No. 1) on May 5, 1998.

                                   Sincerely,

                            EVERS & HENDRICKSON, LLP



                          By: William D. Evers, Partner



155 Montgomery Street, 12th Floor  San Francisco California 94104  415 391 4291